                                                                    EXHIBIT 10.9

                              BROADCOM CORPORATION
                         NOTICE OF GRANT OF STOCK OPTION

    Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Broadcom Corporation (the "Corporation"):

    Optionee:                          Scott A. McGregor
    Grant Date:
    Vesting Commencement Date:
    Exercise Price:                    $ per share
    Number of Option Shares:
    Expiration Date:
    Type of Option:                    Incentive Stock Option or Non-Statutory
                                       Stock Option

    Exercise Schedule: [for initial grants: The Option shall become exercisable for twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date.] [For subsequent grants: The Option shall become exercisable in forty-eight (48) successive equal monthly installments upon Optionee's completion of each additional month of Service over the forty-eight (48) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.] In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

    Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Broadcom Corporation 1998 Stock Incentive Plan, as amended and restated (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Appendix A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Appendix B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices. The Option shall also be governed by (i) the terms of the Addendum to Stock Option Agreement attached hereto as Appendix C and (ii) the terms of the Special Stock Retention Addendum to Stock Option Agreement attached hereto as Appendix D.

    No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

    Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

Date: ___________ __, 200_

Broadcom Corporation

                                            ------------------------------------
                                            Optionee

-------------------------------------       ------------------------------------
By:                                         Address
Title:
                                            ------------------------------------

ATTACHMENTS: A -- STOCK OPTION AGREEMENT; B -- PLAN SUMMARY AND PROSPECTUS; C -- ADDENDUM TO STOCK OPTION AGREEMENT; D. -- STOCK RETENTION ADDENDUM

                              BROADCOM CORPORATION

                             STOCK OPTION AGREEMENT

RECITALS

    A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

    B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

    C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

    NOW, THEREFORE, it is hereby agreed as follows:

        1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

        2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

        3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may, in connection with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established for the exclusive benefit of Optionee and/or one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

        4. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6. Notwithstanding the foregoing, should the Optionee elect to exercise this option during any period during which the Optionee is under investigation by the Corporation for Misconduct, then any Option Shares acquired by the Optionee as a result of such exercise and/or the net proceeds of any sale or sales of those acquired Option Shares (the gross sale proceeds less any Exercise Price payment or withholding taxes due the Corporation and broker commissions) during such period shall be held by the Corporation in escrow until such time as the investigation is satisfactorily completed.

        5. CESSATION OF SERVICE/TERMINATION OF OPTION. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

           (a) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while holding this option, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

           (b) Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration Date.

           (c) Should Optionee cease Service by reason of Permanent Disability while holding this option, then Optionee shall have a period of twelve
        (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

           (d) The applicable post-Service exercise period in effect for this option pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within that otherwise applicable post-Service exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired hereunder cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of this option beyond the Expiration Date.

           (e) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, except as set forth herein, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares in which Optionee is not otherwise at that time vested or for which this option is not otherwise at that time exercisable.

           (f) Should Optionee's Service be terminated for Misconduct or should Optionee engage in Misconduct at any time Optionee holds this option, then this option shall terminate immediately and cease to remain outstanding.

        6. SPECIAL ACCELERATION OF OPTION.

        (a) This option to the extent outstanding at the time of a Change in Control but not otherwise fully exercisable, shall NOT become exercisable on an accelerated basis if and to the extent: (i) this option is, in connection with the Change in Control, to be assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout of that spread in accordance with the same option exercise/vesting schedule set forth in the Grant Notice. However, if none of the foregoing conditions apply to this option at the time of Change in Control, then this option shall automatically accelerate so that such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to this option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

        (b) Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent this option is assumed by the successor corporation (or parent thereof) in connection with the Change in Control or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction.

        (c) If this option is assumed in connection with a Change in Control or is otherwise to continue in full force and effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

        (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

        8. SHAREHOLDER RIGHTS. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and any required withholding taxes and become a holder of record of the purchased shares.

        9. MANNER OF EXERCISING OPTION.

        (a) To exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

            (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this option for one or more Option Shares.

            (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                (A) cash or check made payable to the Corporation;

                (B) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                (C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Corporation-designated brokerage firm(1) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise, and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm to complete the sale.


--------

(1) With respect to Section 16 Insiders, the brokerage firm need only be reasonably satisfactory to the Corporation for purposes of administering such procedure.

                  Except to the extent the sale and remittance procedure is
               utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

            (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

            (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

        (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

        (c) In no event may this option be exercised for any fractional shares.

        10. COMPLIANCE WITH LAWS AND REGULATIONS.

        (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the NASDAQ National Market(R), if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

        (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

        11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

        12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

        13. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. The Plan Administrator shall have the discretionary authority to interpret and construe any term or provision of the Plan or this Agreement, and such interpretation shall be binding on all persons having an interest in this option.

        14. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

        15. MANDATORY ARBITRATION. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN OPTIONEE AND THE CORPORATION ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH THIS AGREEMENT OR THE OPTION EVIDENCED HEREBY OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION PURSUANT TO SECTION 12 OF APPENDIX I TO THE LETTER AGREEMENT BETWEEN OPTIONEE AND THE CORPORATION DATED OCTOBER 25, 2004, WHICH IS INCORPORATED BY REFERENCE HEREIN AS IF SET FORTH FULLY HEREIN.

        16. EXCESS SHARES. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall not become exercisable with respect to those excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

        17. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

            (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

            (b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One

        Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

            (c) Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

            (d) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

                                    APPENDIX

    The following definitions shall be in effect under the Agreement:

    A. AGREEMENT shall mean this Stock Option Agreement.

    B. BOARD shall mean the Corporation's Board of Directors.

    C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

        (i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

        (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

        (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders.

    D. CODE shall mean the Internal Revenue Code of 1986, as amended.

    E. COMMON STOCK shall mean the Corporation's Class A Common Stock.

    F. CORPORATION shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation, which shall by appropriate action adopt the Plan.

    G. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

    H. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

    I. EXERCISE PRICE shall mean the exercise price per Option Share as specified in the Grant Notice.

    J. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

    K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

        (i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on the NASDAQ National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

    L. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

    M. GRANT NOTICE shall mean the Notice of Grant of Stock Option, in written or electronic format, accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

    N. INCENTIVE OPTION shall mean an option that satisfies the requirements of Code Section 422.

    O. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss the Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

    P. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

    Q. NOTICE OF EXERCISE shall mean the notice of exercise in form and substance as prescribed by the Corporation.

    R. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

    S. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

    T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    U. PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

    V. PLAN shall mean the Corporation's 1998 Stock Incentive Plan.

    W. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

    X. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

    Y. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee may subsequently continue to perform services for that entity.

    Z. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

    AA. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                    ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENT

    The following provisions are hereby incorporated into, and are hereby made a part of that certain Stock Option Agreement (the "Option Agreement") by and between Broadcom Corporation, a California corporation (the "Corporation"), and Scott A. McGregor ("Optionee") evidencing a stock option granted this day to Optionee (the "Option") under the terms of the Corporation's 1998 Stock Incentive Plan, as amended and restated (the "Plan"). The provisions of this Addendum shall be effective immediately.

    Optionee has entered into an employment agreement with the Corporation pursuant to that certain letter from the Corporation dated October 25, 2004 (the "Letter Agreement"). The purpose of this Addendum is to supplement the terms of the Option Agreement so that those terms conform to the special benefits to which Optionee will become entitled pursuant to the terms of the Letter Agreement.

    All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Letter Agreement, including Appendix II thereto.

                             SPECIAL OPTION BENEFITS

    1. If either the Corporation terminates Optionee's employment in a Notice of Termination specifying no reason or a reason other than Cause or Disability, or Optionee terminates his employment with the Corporation in a Notice of Termination specifying Good Reason, and Optionee's employment has not terminated automatically as a result of Optionee's death, then Optionee shall immediately become entitled to the following additional benefits to the extent the Option is at that time outstanding:

        (i) Optionee shall, immediately on the Date of Termination, be credited with an additional twenty-four (24) months of employment with the Corporation for purposes of the vesting schedule in effect for the Option so that Optionee shall be immediately vested in the Option to the same extent as if Optionee had completed an additional twenty-four (24) months of employment with the Corporation prior to the Date of Termination, and

        (ii) the Option shall remain exercisable, for any or all of the shares in which Optionee is vested on the Date of Termination (including the shares which vest on an accelerated basis in accordance with subparagraph (i) above), until the EARLIER of (A) the expiration of the twenty-four
    (24)-month period measured from the Date of Termination or (B) the specified expiration date of the Option term.

    2. If Optionee's employment is terminated by reason of death or Disability, then Optionee shall, immediately on the Date of Termination, become fully vested in the Option (to the extent outstanding on such date) and the Option shall remain exercisable until the EARLIER of (A) the expiration of the twelve
(12)-month period measured form the Date of Termination or (B) the specified expiration date of the Option term.

    3. To the extent any of the benefits provided pursuant to this Addendum shall be deemed to constitute a parachute payment under Section 280G of the Internal Revenue Code, then those benefits shall be subject to the parachute payment limitation provisions of the Letter Agreement.

    4. In no event shall Optionee be entitled to any benefits pursuant to this Addendum unless (i) Optionee shall have executed and delivered to the Corporation the separation agreement required under Paragraph 11 of Appendix II to the Letter Agreement and (ii) Optionee is in material compliance with his obligations to the Corporation pursuant to his Confidentiality and Invention Assignment Agreement during and subsequent to Optionee's employment.

    5. To the extent the provisions of this Addendum conflict with the provisions of the Option Agreement (including, without limitation, the provisions of Paragraph 5 of such Option Agreement), the provisions of this Addendum shall be controlling.

    6. Except to the extent modified by this Addendum, all the terms and conditions of the Option Agreement shall continue in full force effect.

    7. Optionee hereby acknowledges that the Option shall cease to qualify for favorable tax treatment as an incentive stock option under the federal tax laws (if the Option is designated as an Incentive Stock Option in the Notice of Grant of Stock Option relating to such Option) if (and to the extent) the Option is exercised: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability. For purposes of this Paragraph 7, the terms "EMPLOYEE" and "PERMANENT DISABILITY" shall have the meanings assigned to them in the Option Agreement.

         IN WITNESS WHEREOF, BROADCOM CORPORATION has caused this Addendum to be executed by its duly-authorized officer, and Optionee has executed this Addendum, all as of the Effective Date specified below.

                                        Broadcom Corporation


                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        Optionee


                                        ----------------------------------------
                                        Scott A. McGregor

EFFECTIVE DATE: ________ __, 20__